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                                                                   EXHIBIT 10.36

             SENIOR SUBORDINATED SECURED CONVERTIBLE PROMISSORY NOTE

$155,000                                                       DECEMBER 31, 2001

FOR VALUE RECEIVED, STERLING CONSTRUCTION COMPANY, INC., (formerly known as Oakhurst Company, Inc.) a corporation organized under the laws of the State of Delaware (the "Maker,") hereby promises to pay to the order of ROBERT W. FRICKEL, TRUSTEE OF THE ROBERT W. FRICKEL LIVING TRUST (the "Holder") or assigns, the principal sum of One Hundred Fifty-Five Thousand Dollars ($155,000.)

1. MATURITY DATE. All principal and accrued but unpaid interest shall be due to the Holder on the third anniversary of the original date of issuance of this Note (the "Maturity Date.")

2. INTEREST. The Maker shall pay interest on the balance of the principal of this Note outstanding from time to time monthly, in arrears, on the first business day of each month, at the rate of twelve percent (12%) per annum, pro rated for any period of less than a full month that this
         Note is outstanding based on the number of days in such month. Any accrued but unpaid interest on this Note shall be added to the outstanding principal of this Note for the purpose of computing subsequent interest payments.

3. NO SET-OFFS. All payments by the Maker under this Note shall be made without set-off, defense or counterclaim and free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make any such deduction or withholding is imposed by law.

4.       SUBORDINATION.

         (a) This Note is one of a series of notes issued by the Maker on the date hereof that are identical except for the principal amount and the name of the payee (the "WC Notes.") No payment on account of the principal of, or interest on, the WC Notes shall be made, and the WC Notes shall not be redeemed or purchased directly or indirectly by the Issuer (or any of its subsidiaries,) if at the time of such payment or purchase or immediately after giving effect thereto, (i) there shall exist a default in any payment with respect to any Senior Indebtedness (as defined below;) or (ii) there shall have occurred any other default or event of default as those terms may be defined in the instrument under which such Senior Indebtedness is outstanding (other than a default in the payment of amounts due hereon) with respect to the Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, and such default or event of default shall not have been cured or waived or shall not have ceased to exist.

         (b) Subject to payment in full of the Senior Indebtedness, the holders of the WC Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of the assets of the Issuer made on such Senior Indebtedness until all principal and interest on the WC Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which any holder of the WC Notes would be entitled except for the subordination provisions of this Section 4 shall, as between the holders of the WC Notes and the Issuer and/or its creditors (other than the holders of the Senior Indebtedness) be deemed to be a payment on account of the Senior Indebtedness.

         (c) The provisions of this Section 4 are and are intended solely for the purposes of defining the relative rights of the holders of the WC Notes and the holders of Senior


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                  Indebtedness, and nothing in this Section 4 shall impair, as between the Issuer and the holders of the WC Notes, the obligation of the Issuer, which is unconditional and absolute, to pay to the holders of the WC Notes the principal thereof and interest thereon in accordance with the terms thereof; nor shall anything herein prevent the holders of the WC Notes from exercising all remedies otherwise permitted by applicable law or hereunder upon default, subject to the rights set forth above of holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the holders of the WC Notes.

         (d) Upon any payment (including by redemption) which is not a payment in full of all of the principal amount and accrued interest of the WC Notes, the aggregate amount of the payment shall be allocated to all the WC Notes then outstanding in proportion to the amounts of principal and interest due thereunder, so that the amount of principal paid under this Note shall bear the same ratio to the aggregate principal and accrued interest paid under all of the WC Notes as the then outstanding principal then owed under this Note (as if the same were then being prepaid pursuant to Section 6) bears to the aggregate principal and accrued interest then owed under all of the WC Notes then outstanding.

         (e) For purposes of this Note and all WC Notes, "Senior Indebtedness" means

                  (i) that certain promissory note, as amended, dated October 18, 1999 payable to Robert M. Davies in the original principal amount of $539,117;

                  (ii) obligations of the Issuer under that certain promissory note issued to KTI, Inc. on July 3, 2001 in the original principal amount of $1,000,000;

                  (iii) that certain promissory note dated July 13, 2001 payable to Robert M. Davies in the original principal amount of $250,623;

                  (iv) that certain promissory note dated July 13, 2001 payable to Maarten D. Hemsley in the original principal amount of $136,421;

                  (v) those three promissory notes dated October 19, 2001 payable, respectively, to James D. Manning ($400,000,) Joseph P. Harper, Sr. ($300,000) and
                           Anthony Colombo ($100,000);

                  (vi) all obligations of the Issuer to Comerica Bank-Texas under any guaranty by the Issuer of the obligations of any affiliate of the Issuer (the "Comerica Obligations;")

                  (vii) any and all working capital financing of the Issuer consummated after the date of this Note with one or more lending entities (a "Working Capital Financing;") and

                  (viii) any and all replacements or refinancings of the Comerica Obligations or a Working Capital Financing (whether any such replacement or refinancing is for a greater or lesser amount than the amount replaced or refinanced) with one or more other lending institutions that is guaranteed by, or is the direct obligation of, the Issuer.

5. EVENTS OF DEFAULT. At the option of the Holder, all unpaid principal and accrued but unpaid interest under this Note shall become immediately due and payable without presentment, demand, protest or notice of any kind if any one or more of the events described in clauses (a) and (b), below (each an "Event of Default") occurs:

         (a)      If the Maker--

                  (i)      fails to pay the principal on the Maturity Date;


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                  (ii)     fails to pay any accrued interest hereunder within
                           ten (10) days after the due date thereof;

                  (iii) commences any voluntary proceeding under any provision of Title 11 of the United States Code, as now in effect or as or hereafter amended, or commences any other proceeding under any law, now or hereafter in force relating to bankruptcy, insolvency, reorganization, liquidation, or otherwise relating to the relief of debtors or the readjustment of indebtedness,

                  (iv) makes any assignment for the benefit of creditors or a composition or similar arrangement with creditors;

                  (v) appoints a receiver, trustee or similar judicial officer or agent to take charge of, or liquidate any of its property or assets; or

         (b)      If any involuntary proceeding of the kind described in clauses
                  (a)(iii), (a)(iv) or (a)(v), above, is commenced against the Maker.

6. PREPAYMENT. At the option of the Maker, this Note may be prepaid in whole or in part at any time without penalty or premium. Any such prepayment shall be applied first to the payment of accrued but unpaid interest as of the date of such prepayment and then to the payment of the principal balance hereof.

7.       CONVERSION.

         (a) By written notice to the Issuer, the Holder shall have the right, exercisable at any time or from time to time prior to the close of business on the Maturity Date, to convert all or any portion of the then outstanding principal balance of this
                  Note into that number of fully paid and nonassessable shares of common stock, par value $0.01 per share, of the Issuer ("Common Stock") that is equal to the amount of the principal of this Note to be converted divided by the Conversion Price (as defined below) rounded down to the nearest whole share. No fractional shares of Common Stock shall be issued upon any conversion of this Note.

         (b) Any conversion shall be deemed to have been effected on the date when delivery of this Note is made to the Issuer with a request for conversion indicating the amount of this Note to be converted (the "Conversion Date.") As promptly as practicable thereafter, the Issuer shall issue and deliver to, or upon the written order of, the Holder, at the place designated by the Holder, a certificate or certificates for the number of full shares of Common Stock to which the Holder is entitled.

         (c) The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of Common Stock on the Conversion Date unless the transfer books of the Issuer are closed on that date, in which event, such person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open.

         (d) Upon conversion of only a portion of this Note, the Issuer shall issue and deliver to, or upon the written order of, the Holder a new note covering the principal balance of this Note that was not converted.

         (e) If at any time after the date of this Note, the number of shares of Common Stock outstanding is increased by a stock split, subdivision or split-up of shares of Common Stock, then following the record date fixed for the determination of holders of Common Stock entitled to receive such stock split, subdivision or split-up, the Conversion Price shall each be appropriately decreased so that the number of shares of Common Stock issuable on conversion of this Note immediately prior to such


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                  record date shall be increased in proportion to such increase in the outstanding shares.

         (f) If at any time after the date of this Note, the number of shares of Common Stock outstanding is decreased by a reverse stock split or combination of the outstanding shares of Common Stock, then following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of this Note immediately prior to such record date shall be decreased in proportion to such decrease in outstanding shares.

         (g) In the event, at any time after the date of this Note, of any capital reorganization, or any reclassification of the capital stock of the Issuer (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a subdivision, split-up or combination of shares,) or the consolidation or merger of the Issuer with or into another person (other than consolidation or merger in which the Issuer is the continuing corporation and which does not result in any change in the powers, designations, preferences and rights, or the qualifications, limitations or restrictions, if any, of the capital stock of the Issuer) or of the sale or other disposition of all or substantially all the properties and assets of the Issuer as an entirety to any other person (any such transaction being referred to as an "Extraordinary Transaction,") then the Issuer shall provide appropriate adjustment to the Conversion Price such that the principal balance of this Note outstanding immediately prior to the effectiveness of the Extraordinary Transaction shall be convertible into the kind and number of shares of stock or other securities or property of the Issuer, or of the corporation resulting from or surviving such Extraordinary Transaction, that a holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of the then outstanding principal balance of this Note would have been entitled to receive upon such Extraordinary Transaction.

         (h) The "Conversion Price" shall mean two dollars and fifty cents ($2.50) as the same may be adjusted as provided herein.

8. SECURITY INTEREST. The Issuer hereby grants to the Holder and has granted to each other holder of a WC Note a present security interest in that certain subordinated promissory note issued by Steel City Products, Inc. ("SCPI") to the Issuer in the original principal amount of $550,000 to secure payment and performance of the Issuer's obligations under this Note. This security interest is equal in right of payment, performance and priority to the indebtedness of the Issuer to the holders of the other WC Notes, and is subordinate in right of payment, performance and priority to any and all indebtedness of SCPI to National City Bank of Pennsylvania. The Issuer agrees to execute and deliver to the Holder such security agreements, UCC forms and other documents as the Holder may reasonably request to further evidence or perfect this security interest.

9.       GENERAL.

         (a) None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed by the Holder expressly referring to this Note and setting forth the provision so excluded, modified or amended; provided however, no amendment to the subordination provisions of this Note that benefit the Holder unless a similar amendment is made to the other WC Notes.

         (b) The Maker hereby waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.


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         (c)      This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to agreements made and performed entirely in such State, without regard to conflict of laws principles thereof, and shall be binding upon the successors and assigns of the Maker and shall inure to the benefit of the successors and assigns of the Holder.

STERLING CONSTRUCTION COMPANY, INC.



By: /s/ Patrick T. Manning
   --------------------------------------
    Patrick T. Manning
     Chairman and Chief Executive Officer